UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 City Centre Drive Suite 501
Mississauga, Ontario, Canada		L5B 1M5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 628-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A	TSNDF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common shares, no par value, trade over-the-counter on OTCQX Best Market under the trading symbol “TSNDF”.

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Debentures

On June 23, 2026, TerrAscend Corp. (the “Company”) entered into subscription agreements with certain accredited investors (the “Debenture Subscription Agreements”) in connection with a private placement offering of secured convertible debentures of the Company (the “Debentures”) and closed the initial issuance and sale of 21,702 Debentures at a purchase price of US$1,000 per Debenture, for aggregate gross proceeds of US$21.7 million (the “Debenture Offering”). The Company used approximately US$11.1 million of the gross proceeds from the Debenture Offering to retire the Company’s existing senior unsecured convertible debentures with a maturity date of June 23, 2026, with the remaining portion of the gross proceeds available for mergers and acquisitions, and the repayment and/or refinancing of indebtedness. The Company also expects to issue up to an additional US$0.5 million in Debentures in the near term as later issuances of the existing convertible debentures mature.

The Debentures mature on September 30, 2031 (the “Maturity Date”). The Debentures bear interest at a rate of 8.00% per annum, payable quarterly in arrears in cash, beginning on September 30, 2026, provided that the Company may elect to pay all or any portion of such interest in kind by capitalizing the interest as additional principal (“PIK Interest”). Any PIK Interest will accrue at a rate of 9.00% per annum for the first four interest periods in which PIK Interest is paid and at 10.00% per annum for each additional interest period in which PIK Interest is paid; provided that any common shares of the Company (“Common Shares”) that are issuable upon conversion of any PIK Interest added to the principal pursuant to the terms of the Debentures will be subject to Toronto Stock Exchange (the “TSX”) approval. The Debentures are secured by a second lien on certain assets of the U.S. business.

The Debentures are convertible, in whole or in part, into Common Shares, at the option of the holder, at any time prior to the close of business on the last business day immediately preceding the Maturity Date, at a conversion price equal to US$0.87 per Common Share (subject to customary anti-dilution and other adjustments as set forth in the certificate representing the Debenture (the “Debenture Certificate”)). Holders converting their Debentures will receive accrued and unpaid interest in cash on the converted principal for the period from and including the last interest payment date, to but excluding, the date of conversion.

At any time after June 23, 2029, if the per share volume weighted average trading price of the Common Shares on the TSX for any consecutive 20-trading-day period equals or exceeds 200% of the then-applicable conversion price, the Company may force conversion of all or a portion of the Debentures at the then-applicable conversion price. The Company may not otherwise voluntarily prepay any Debenture without the prior written consent of the applicable holder. Upon a Change of Control (as defined in the Debenture Certificate), holders may require the Company to repurchase their Debentures for cash or, subject to TSX approval, Common Shares, at the Company’s election, at a repurchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date.

The Debentures are secured by certain personal property assets of TerrAscend USA, Inc. under a subordinated guaranty and security agreement (the “Subordinated Guaranty and Security Agreement”), rank pari passu with each other Debenture and are subordinated to indebtedness and other obligations under the FG Loan Agreement (as defined below). The Debentures include customary events of default, including, among other things, upon specified acceleration or required prepayment events under the FG Loan Agreement; upon specified holder direction, or automatically for certain bankruptcy events, the unpaid principal and accrued and unpaid interest may become immediately due and payable.

The form of Debenture Subscription Agreement and the form of Debenture Certificate are filed as Exhibits to this Current Report on Form 8-K. The foregoing summaries of the terms of such documents do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents, which are incorporated herein by reference.

FG Loan amendment

As previously disclosed, on August 1, 2024, the Company, as guarantor, TerrAscend USA, Inc. and certain subsidiaries and affiliates of the Company, as borrowers, the lenders party thereto and FG Agency Lending LLC, as administrative agent for the lenders (the "Agent”), entered into a Loan Agreement, dated as of August 1, 2024, which provided for a four-year US$140.0 million senior secured term loan that was upsized on July 8, 2025 by US$79.0 million to US$219.0 million (the “FG Loan” and, such Loan Agreement, as previously amended, the “FG Loan Agreement”). The FG Loan bears interest at 12.75% per annum and matures on August 1, 2028. The FG Loan is guaranteed by the Company and is secured by substantially all of the assets of the Company and the borrowers under the FG Loan Agreement.

On June 23, 2026, the Company, as guarantor, and certain subsidiaries and affiliates of the Company, as borrowers, entered into Amendment No. 5 to Loan Agreement (the "Fifth Amendment") with the lenders party thereto and the Agent, which amended the FG Loan Agreement to permit the Company to issue the Debentures in an aggregate face amount of up to US$25.0 million, enter into the Subordinated Guaranty and Security Agreement, repay approximately $13.0 million of its outstanding existing 9.9% senior unsecured convertible debentures that matured on June 23, 2026, and permit certain additional specified acquisitions and indebtedness.

On June 23, 2026, the Company paid a US$10.0 million prepayment on the FG Loan.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. Based on the US$21.7 million aggregate principal amount of Debentures issued at the initial closing, conversion in full of the principal amount outstanding under such Debentures at the conversion price of US$0.87 would result in the issuance of approximately 24.9 million Common Shares.

The Debentures, the Common Shares issuable upon conversion of the principal amount outstanding under the Debentures and any Common Shares issuable as interest thereon (subject to TSX approval) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Debentures were offered and sold in reliance upon (i) the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D (ii) exemptions from the prospectus requirements in Canada, including National Instrument 45-106 – Prospectus Exemptions, the Securities Act(Ontario) and, where applicable, Ontario Securities Commission Rule 72-503 – Distributions Outside of Canada and (iii) exemptions from the formal valuation and minority shareholder approval requirements of MI 61–101 contained in sections 5.5(a) and 5.7(1)(a) of MI 61–101 in respect of the Insider Participation as the fair market value (as determined under MI 61-101) of the Insider Participation in the Private Placement is below 25% of the Company’s market capitalization (as determined in accordance with MI 61-101).

This Current Report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on June 25, 2026 announcing the Debenture Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Subscription Agreement for Debenture Offering.

10.1	Form of Convertible Debenture.

99.1	Press Release, dated June 25, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains information that includes or is based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, including statements with respect to the Company’s expectations regarding the anticipated timing and occurrence of the offer, sale and issuance of up to an additional approximately US$0.5 million in Debentures upon the maturity of certain outstanding existing 9.9% senior unsecured convertible debentures. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: the Company’s ability to attract, motivate, and retain key employees and manage its growth; regulatory developments and macroeconomic issues; and other risks and uncertainties as described under the heading “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, and the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and the Company undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerrAscend Corp.

Date:	June 25, 2026	By:	/s/ Eric Jackson
Eric Jackson Chief Financial Officer